                               October 11, 1996


American Artists Film Corp.
1245 Fowler Street, NW
Atlanta, Georgia 30318
Attn.:  Rex Hauck
Tel:  (404) 876-7373
Fax:  (404) 885-9831

     RE:  "TARGET EARTH"/TURNER ORIGINAL PRODUCTIONS

Dear Rex:

The following, together with all schedules and exhibits attached hereto and incorporated herein (collectively, the "Agreement"), shall set forth the terms and conditions of the agreement between American Artists Film Corp.
("Producer") and Turner Original Productions, Inc. ("TOP") with respect to the development, production, financing and distribution of a proposed documentary program presently entitled "Target Earth" (the "Program"). The Program shall be approximately one (1) hour in length (i.e., approximately forty-five and one-half (45:30) minutes excluding commercials, in accordance with the format set forth in Exhibit E attached hereto) and presently is intended for initial exhibition on the TBS Superstation (the "Superstation"). The format(s) of the Program may be changed by TOP in its sole discretion by providing Producer written notice thereof any time on or before Producer's delivery of the Rough Cut of the Program hereunder. In consideration of the mutual covenants contained herein, and the mutual benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Producer and TOP hereby agree as follows:

I.   Development.
     -----------

     A.   Development Agreement.
          ---------------------

          1. TOP engaged Producer pursuant to a letter agreement dated June 14, 1996 (the "Development Agreement") to prepare a Treatment (the "Treatment"), a budget ("Budget") and a production schedule (the "Schedule") for the Program and to engage in other customary and usual preproduction activities. Producer acknowledges receipt of a fee of Twenty Thousand Dollars ($20,000) (the "Development Fee") due under the Development Agreement. The Development Agreement is incorporated herein by this reference. To the extent this Agreement or its Schedule A conflict with the Development Agreement, this Agreement and its Schedule A shall control.

              this Agreement or its Schedule A conflict with the Development Agreement, this Agreement and its Schedule A shall control.

          2. By a letter agreement dated August 19, 1996, TOP provided Producer with an advance (the "Advance") of Twenty-Five Thousand Dollars ($25,000).

          3. The Treatment, Budget and Schedule were developed in accordance with the Development Agreement and delivered as required therein.

    B.    Budget.
          ------

          Producer developed a Budget for the Program which does not exceed Three Hundred Fifty Thousand Dollars ($350,000). The Budget sets forth the total cost, including any monies paid under the Development Agreement, of completing and delivering the Program to TOP in accordance with the terms and conditions of this Agreement. The Budget does not include any allocation for a completion bond, contingency, non-specific overhead or packaging fee, but does include, without limitation, the fee to be retained by Producer, if any (the "Producing/Overhead Fee"), which includes, without limitation, the fees of all individual producers of the Program including, without limitation, line producers, associate producers, co-producers and executive producers, and overhead expenses including, without limitation, office rent and legal fees, that Producer will incur in connection with the production and delivery of the Program hereunder. Notwithstanding anything to the contrary in this Agreement, in no event shall any increase in the Budget (which may only be accomplished in accordance with the terms and conditions of this Agreement) increase or alter in any way the amount of the Producing/Overhead Fee.

     C.   Turnaround.
          ----------

          In the event, for any reason, TOP elects not to proceed with or abandons production of the Program, all rights in and to the Treatment or any version thereof, and all versions of the Shooting Script and the Script (as such terms are defined in Paragraph II A(1) below) and the Program shall be assigned to Producer by TOP, subject to the provisions of Paragraph I of Schedule A.

II.  Production.
     ----------

     The Program shall be produced in accordance with the Budget, the Schedule and the Treatment and in accordance with the following:

     A.   Production Process.
          ------------------

          1. Production of the Program shall occur on a timely basis and shall include, among other things, the preparation of a shooting script (the "Shooting Script"); the preparation and submission to TOP, for its review and approval, of the script for on-camera talent sequences, if any, and narrations and off-camera voice-over talent sequences for the Program (the "Script"); commencement and completion of principal photography; the preparation of a rough assembly ("Rough Assembly") of the Program; the preparation of a rough cut ("Rough Cut"), accompanied by an updated Script; the commencement and completion of photography of on-camera talent sequences, if any, after TOP's approval of the Script; the editing of the Rough Cut based upon TOP's comments and the inclusion of any on-camera talent sequences (such edited Rough Cut to be referred to as the "Fine Cut"), accompanied by an updated Script; and the preparation of a final version on or before the Delivery Date (defined in Paragraph II E below) which shall be submitted for TOP's review and approval (the "Final Cut"). Notwithstanding anything to the contrary in this Agreement, Producer agrees that in no event shall Producer on-line the Program unless and until TOP has expressly approved in writing picture lock ("Picture Lock") of the Program. Producer agrees to research the subject matter of the Program fully, and, in delivering the Shooting Script, Script and other materials to TOP, Producer shall identify, by footnote or otherwise, the sources, whether written or oral, on which all factual assertions contained therein are based.

          2. In the event Producer engages a writer in connection with the preparation of any written materials for the Program, the selection of such writer and the terms of Producer's agreement with such writer shall be subject to the prior written approval of TOP. Without limiting the generality of the foregoing, the terms of such writer's agreement shall provide, among other things, that the results and proceeds of such writer's services shall be created as a work-for-hire. In addition, TOP shall have the right to cause Producer to hire a writer(s) or, in the event Producer hires a writer as described above in this Paragraph II A(2), another writer(s) to render writing services in connection with the Program, and the selection of, and the terms of Producer's agreement with, any such writer(s) or other writer(s) (as applicable) shall be subject to TOP's prior written approval.

          3. The parties understand and agree that Producer shall continue to re-work and revise the Shooting Script and Script throughout the production of the Program. Without limiting TOP's rights of approval hereunder, Producer agrees to consult in good faith with TOP throughout all phases of pre-production, production and post-production of the Program. The parties further understand and agree that timely delivery of each draft or re-working of the Shooting Script and Script and each cut of the Program is of the essence of this Agreement.

     B.   Creative Control.
          ----------------

          1. TOP shall have final creative control of the Program. In this regard, TOP shall have approval of all key elements and above-the-line personnel including, without limitation, the producer(s), director(s), writer(s), all hosts and narrators, the composer(s), replacements for any of the foregoing, the music, title, Budget, Shooting Script, Script, Rough Assembly, Rough Cut, Fine Cut, Picture Lock, Final Cut and the Schedule for the Program. In addition, TOP shall have the right to designate the title and all subtitles of the Program. In the exercise of its approval rights hereunder, TOP shall have the right to request changes which TOP, in its sole discretion, deems necessary or desirable, and Producer acknowledges and agrees that any costs or expenses beyond the Purchase Price incurred in connection with the implementation of such changes shall be subject to the terms and conditions of Paragraph III.B., below. In addition, TOP shall have approval over the post-production facility(ies) selected by Producer and shall have approval over the manner in which the Program is edited and completed. TOP's rights of approval and control shall also include, without limitation, the specific rights set forth in Paragraph IV of Schedule A. None of the foregoing shall be deemed approved by TOP unless such approval is embodied in a writing signed by TOP.

          2. TOP hereby preapproves Rex Hauck as the executive producer of the Program.

          3. Unless otherwise expressly provided in this Paragraph II, the preapproval in this Paragraph II by TOP of any above-the-line personnel shall in no event be deemed TOP's approval that the services of such personnel may be subject to the provisions of any collective bargaining agreement.

     C.   Producer's Rights and Obligations.
          ---------------------------------

          1. TOP agrees that Producer shall serve as the production entity for the Program. In the event Producer engages any other producer or production company to provide services relating to the production, which engagement shall in all instances be subject to TOP's prior written consent, Producer shall ensure that each producer or production company complies with all of the requirements hereof. Notwithstanding the foregoing, Producer's engagement of any such producer or production company shall not relieve Producer of any of its obligations hereunder. All payments to Producer hereunder including, without limitation, all sums payable to Producer pursuant to the Budget, shall be subject to Producer's full compliance with the terms and provisions hereof and of Schedule A.

          2. As part of Producer's obligations as the production entity of the Program, Producer shall be responsible for entering into all employment agreements, for obtaining all rights with respect to music, film clips and Other Items (as defined in Paragraph V B(2) of Schedule A) necessary for TOP's exploitation of its rights hereunder, and for obtaining workers' compensation insurance, all as set forth in Paragraphs V A, V B and V C of Schedule A. In this regard, Producer shall be required to read and adhere to the production manual (including, without limitation, the guidelines and release forms contained therein) (the "Production Manual") provided to Producer by TOP, and Producer agrees not to modify such release forms without the prior written consent of TOP.

          3. Producer shall be responsible for delivering the Program in accordance with the provisions of Paragraph II E below, Paragraph V D of Schedule A and the delivery schedule attached hereto as Schedule C (the "Delivery Schedule"). Notwithstanding the foregoing, Producer understands and agrees that except as may be required by applicable federal law, in no event shall the services rendered by any above-the-line personnel in connection with the Program be subject to the provisions of any applicable collective bargaining agreement including, without limitation, the collective bargaining agreements of the Writers Guild of America ("WGA"), Directors Guild of America ("DGA"), Screen Actors Guild ("SAG"), American Federation of Radio and Television Artists ("AFTRA") and American Federation of Musicians ("AFM"), unless otherwise specifically pre-approved in writing by TOP.

     D.   Production Credits.
          ------------------

          1. Producer shall cause all prints and copies of the Program to include a production credit for Producer in the end titles of the Program, the exact wording, placement, manner, size and style of which credit shall be subject to TOP's prior written approval.

          2. If TOP so elects, Producer shall cause all prints and copies of the Program to include a credit and logo for TOP in the end titles of the Program. TOP shall also be entitled to designate individual credits including, without limitation, up to two (2) individuals as executive producers of the Program, one (1) individual as supervising producer, one (1) individual as senior producer and one (1) individual as production manager ("TOP's Designated Individuals"). The exact wording, manner, style, size and placement of such credits and logo shall be designated by TOP in its sole and absolute discretion.

          3. It is understood and agreed that Producer's right to receive said production credits hereunder shall be subject to Producer's full and faithful performance of its material obligations under this Agreement. All other credits to be included in the Program shall be subject to TOP's prior written approval.

          4. Subject to prior written approval from TOP in each and every instance and subject to compliance with applicable FCC regulations and other applicable legal requirements (collectively "Legal Requirements"), Producer shall be entitled to secure in-kind benefits (e.g., reduced rate hotel rooms or airline tickets) in exchange for on-screen credits in order to reduce costs set forth in the Budget. In such event, fifty percent (50%) of the savings from such in-kind benefits shall serve as a reduction of the Purchase Price and fifty percent (50%) of the savings shall be reinvested in the production of the Program, provided Producer gives TOP a detailed accounting of the value of such benefits and a detailed description of the manner in which such monies will be reinvested. Moreover, in such event, Producer may include a single shared card in the end titles of the Program containing all credits for approved in-kind sponsors. The exact wording, placement, manner, size and style of such credits shall be subject to TOP's prior written approval and any applicable Legal Requirements.

     E.   Delivery.
          --------

          1. On or before a date to be set forth in the Schedule, which shall in no event be later than February 16, 1997 (the "Delivery Date"), Producer shall, at its expense, deliver the Program and all materials set forth in Schedule C (collectively, the "Delivery Materials") to TOP in accordance with the terms and conditions of Paragraph V D of Schedule A and the Delivery Schedule and Schedule for the Program, it being understood that, without limiting the provisions of Paragraphs IV A and V D of Schedule A, the Program as delivered hereunder by Producer shall be suitable and ready for exhibition by means of television and shall in all respects conform to the broadcast requirements established by TOP. In addition, concurrently with the execution of this Agreement, Producer shall provide TOP with a letter in the form attached hereto as Schedule D granting TOP access to all masters and elements, executed by a laboratory(ies) or other facility(ies) pre-approved by TOP in writing, which shall guarantee TOP and its Related Entities (defined in Paragraph VII A of Schedule A) unrestricted access to all of the sound, tape and other elements listed on the laboratory access letter.

          2. Producer shall provide TOP with materials suitable for use in public relations and promotional materials (the "PR Materials") as reasonably requested by TOP on an ongoing basis, but no later than January 4, 1997, at no additional charge. The PR Materials shall include, without limitation, a three (3) to five (5) minute trailer (the "Trailer"), dubs of taped footage, stills and other items suitable and appropriate for use in this regard. Notwithstanding anything to the contrary in the foregoing, Producer shall deliver the Trailer to TOP within a reasonable period of time prior to the appropriate programming marketing event, as determined by TOP in its sole and absolute discretion including, without limitation, MIP, MIPCOM and the Critics Tour.

III.  Purchase Price.
      --------------

      A.  Payment.
          -------

          In consideration of the rights granted to TOP under this Agreement, and subject to the terms and conditions hereof and Producer's full and faithful performance of its obligations hereunder, TOP shall pay Producer a total sum equal to one hundred percent (100%) of the approved Budget (the "Purchase Price"), less any sums included in the Budget and paid by TOP pursuant to agreements identified in Paragraph I A above and any other Budget items paid directly by TOP. It is understood and agreed that in no event shall TOP be obligated to pay Producer the final installment of the Purchase Price pursuant to Paragraph III A(6) below prior to Producer's delivery and TOP's approval and acceptance of all of the Delivery Materials including, without limitation, any and all agreements, consents, releases and licenses, as required by, and in accordance with, the terms hereof including, without limitation, the provisions of Paragraphs V A(2), V B and V D of Schedule A. The Purchase Price, less any payments made pursuant to the Development Agreement and the letter agreements described in Paragraph I.A. (which amounts shall be deducted from the amount payable to Producer under subparagraph 1, below, and, if necessary, the ensuing subparagraphs) shall be payable to Producer as follows (provided, however, that in each instance below TOP shall have no less than fifteen (15) days from its receipt of an invoice from Producer to make the applicable payment):

          1. Twenty percent (20%) of the Purchase Price upon the later of execution of this Agreement or TOP's approval of the Treatment, Budget and Schedule and its election to proceed with production;

          2. Fifteen percent (15%) of the Purchase Price upon TOP's approval of the Shooting Script and commencement of principal photography of the Program;

          3. Fifteen percent (15%) of the Purchase Price upon commencement of post-production of the Program;

          4. Fifteen percent (15%) of the Purchase Price following TOP's approval of the Rough Cut, such approval not to be unreasonably delayed;

          5. Twenty percent (20%) of the Purchase Price following TOP's approval of the Fine Cut, such approval not to be unreasonably delayed;

          6. Fifteen percent (15%) of the Purchase Price following Producer's full delivery in conformity with Paragraph II E(1) and Schedule C and TOP's approval and acceptance of the Program in accordance with the terms and conditions hereof.

    B.    Deficit.
          -------

          It is specifically understood and agreed that TOP shall not be responsible for the procurement or payment of any actual costs of production or delivery of the Program beyond the Purchase Price (such additional sums to be referred to as the "Deficit"), that any such Deficit shall be solely the responsibility of Producer and that neither TOP's approval of the Budget nor any other act or omission by TOP contemplated herein shall be construed as constituting TOP's agreement to pay any such Deficit. In the event Producer fails to pay the Deficit, in addition to any other remedies which TOP may have, either at law, in equity or otherwise hereunder, TOP shall, at its election, have the right to proceed in accordance with the terms and conditions of Paragraphs II and III of Schedule A.

    C.    Underages.
          ---------

          In the event the actual costs of production and delivery of the Program are less than the Purchase Price (such difference to be referred to as "Underages"), Producer and TOP shall split any such Underages equally.

IV.  Ownership, Copyright and Distribution.
     -------------------------------------

     A.   Ownership and Copyright.
          -----------------------

          TOP shall have and retain throughout the universe, in perpetuity, the exclusive ownership of all rights in and to the Program and Materials (as defined in Paragraph I of Schedule A) including, without limitation, all rights of copyright and copyright renewal therein and including all rights set forth in Paragraph VI of Schedule A. In this regard, it is specifically understood and agreed that the results and proceeds of Producer's efforts in connection with the creation, development, production and any other aspect of the Program and Materials are hereby, and shall automatically upon rendition become, the sole and exclusive property of TOP and/or its designee(s) as a "work-for-hire" (as defined in Section 101 and established in Section 201(b) of the Copyright Act of 1976, as amended) created for TOP. To the extent the work-for-hire doctrine is not recognized in a territory or territories, Producer hereby irrevocably assigns and transfers to TOP all of Producer's rights in and to any and all elements of the Program and Materials and all rights and benefits acquired by Producer by any means whatsoever in connection therewith. Producer agrees to execute any and all further instruments which TOP deems necessary to carry out the terms of this Paragraph IV A.

     B.   Distribution Rights.
          -------------------

          1.  Generally.
              ---------

              TOP's rights in and to the Program shall include, without limitation, all Distribution Rights (defined in Paragraph VII A of Schedule A) in the Program and Materials and any portions thereof, and the right to authorize others to exercise such Distribution Rights, throughout the universe, in any and all languages, in perpetuity and in any and all media, whether now known or hereafter devised, including, without limitation, the Television Media, Video Media, Non-Theatrical Media, Theatrical Media and Interactive/Electronic Publishing (all terms as defined in Paragraph VII A of Schedule A). Without limiting the generality of the foregoing, it is specifically understood and agreed that TOP shall own and control all Incidental Rights (defined in Paragraph VII A of Schedule A) in the Program and Materials and any portions thereof and shall have the right, but not the obligation, to exercise any and all of its Incidental Rights to the full extent of its Distribution Rights hereunder. Producer shall be required to obtain and deliver to TOP all rights necessary to enable TOP to exercise the foregoing rights.

          2.  No Continuing Obligations.
              -------------------------

              Except as otherwise provided in Paragraph IV.B.3., below, TOP's exclusive ownership and control of the Program throughout the universe shall be absolute and without any further obligation, except as required hereunder, whatsoever to Producer or to any third party.

          3.  Producer's Participations.
              -------------------------

              Subject to Producer's full and faithful compliance with its obligations under this Agreement, Producer shall be entitled to thirty percent (30%) of one hundred percent (100%) of International Net Profits (defined in Paragraph VII A of Schedule
              A), if any, forty percent (40%) of one hundred percent (100%) of Internet Net Profits (defined in Exhibit I hereto), and forty percent (40%) of one hundred percent (100%) of Publishing Net Profits (defined in Exhibit I hereto), all to be computed, paid and accounted for as provided in Paragraph VII C of Schedule A (collectively, "Producer's Participations").

     C.   Remakes/Prequels/Sequels/Series.
          -------------------------------

          In the event the Program is produced in accordance with this Agreement, TOP shall have the sole and exclusive right to develop, produce, distribute or otherwise exploit any remake, prequel, sequel or series related to the Program (collectively, "Subsequent Production(s)"). Without limiting the generality of the foregoing, if TOP thereafter desires to develop, produce, distribute or otherwise exploit any Subsequent Production, TOP agrees that it shall so notify Producer in writing and shall negotiate in good faith with Producer for a period not less than thirty (30) days from Producer's receipt of such notice to arrive at an agreement pertaining to the development, production, distribution and other exploitation of any such Subsequent Production. In the event TOP and Producer are unable to reach an agreement within said thirty (30) day period, and TOP thereafter receives and desires to accept any bona fide offer from any third party pertaining to the development, production, distribution and/or other exploitation of any such Subsequent Production which is equal to or less favorable to TOP then Producer's final offer, TOP shall within ten (10) business days of its receipt of each such offer give Producer written notice of the specific terms and conditions thereof and the name of such third party, and TOP shall offer to enter into an agreement with Producer on the same terms and conditions as each such offer. Producer shall then have a period of ten (10) business days from its receipt of such notice in which to notify TOP of its desire to accept any such offer. If Producer does not accept any such offer, Producer's rights under this Paragraph IV C shall terminate. Except as specifically provided in this Paragraph IV C, TOP shall have no further obligation whatsoever to Producer in connection with any such Subsequent Production.

     D.   Similar Subject Matter.
          ----------------------

          In no event shall Producer or any of Producer's principal representatives alone, or in conjunction with any other party(ies), produce or exploit a documentary television program similar to or based on the same or similar subject matter as the Program until the expiration of one (1) year immediately following the initial exhibition of the Program on the Superstation.

     E.   Rental and Lending Rights.
          -------------------------

          Without limiting the foregoing, Producer hereby irrevocably assigns, licenses and grants to TOP throughout the universe, in perpetuity, any and all rights which Producer has and/or hereafter may have to authorize, prohibit and/or control the renting, lending, fixation, reproduction and/or other exploitation of the Program by any media and means now known or hereafter devised as may be conferred upon Producer under applicable laws, regulations or directives in any jurisdiction throughout the world, including, without limitation, any so-called "rental and lending rights" pursuant to any European Economic Community directives and/or enabling or implementing legislation, laws or regulations enacted by the member nations of the European Economic Community (collectively, "Rental and Lending Rights").

V.   Representations and Warranties.
     ------------------------------

     A. Producer hereby acknowledges and affirms the representations and warranties set forth in Paragraph VIII of Schedule A and further represents and warrants as follows:

          1.  Rex Hauck's Services:
              ---------------------

              Producer has entered into a binding agreement with Rex Hauck pursuant to which Producer has agreed to provide the services of Rex Hauck as the executive producer of the Program. It is specifically understood and agreed that Rex Hauck's services as the executive producer of the Program are of the essence of this Agreement and that if, for any reason, Rex Hauck does not render such services, in addition to any other remedies which might be available to TOP, either at law, in equity or otherwise hereunder, TOP may elect, in its sole discretion, to rescind this Agreement in its entirety and to receive full restitution of all amounts theretofore paid in connection with the Program, together with interest thereon calculated from the time such sums were originally paid to the time of repayment at TOP's Interest Rate (as defined in Paragraph I of Schedule A).

          2. Without limiting the provisions of Paragraph II C above, and expressly subject to the terms and conditions of Paragraph II C, above in the event Producer hires any above-the-line personnel whose services in connection with the Program are subject to the provisions of any applicable collective bargaining agreement, (a) Producer shall be solely responsible for the payment of residuals and the payment of any and all other costs, expenses, charges or fees resulting from Producer's retention of such personnel, if any, and any and all other payments resulting from Producer's breach of Paragraph II C above, and (b) in the event subsection
              (a) does not protect TOP from liability to a third party and enable TOP to enjoy all of its rights hereunder, Producer shall, at its expense, if TOP deems it necessary, become and remain throughout the production of the Program a signator to the collective bargaining agreements of all guilds, unions or labor organizations representing such persons and Producer represents and warrants that it will comply fully with all of the terms and conditions of such agreement(s).

          3. Producer is a corporation duly organized and existing under the laws of the State of Georgia, is in good standing and is authorized to do business wherever any pre-production, production and post-production of the Program shall take place.

          4. Producer has the financial capacity to perform its obligations hereunder and shall maintain such capacity during the term of this Agreement.

VI.  Entire Agreement.
     ----------------

     This Agreement, including the terms and conditions attached hereto, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral agreements and representations between the parties with respect thereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives, assignees and licensees as permitted hereunder. This Agreement may be executed in counterparts. This Agreement may not be amended or modified except by a written instrument executed by authorized representatives of all parties hereto.

                                        Sincerely,

                                        TURNER ORIGINAL PRODUCTIONS, INC.

                                        _______________________________________
                                        Pat Mitchell
                                        President
                                        Turner Original Productions, Inc.
AGREED TO AND ACCEPTED BY:

AMERICAN ARTISTS FILM CORP.


By: /s/ J. Eric Vanatta
    -------------------------------

Title: Vice President/Secretary
       ----------------------------

Date: Oct 24, 1996
      -----------------------------


TURNER ORIGINAL PRODUCTIONS, INC.


By: /s/ Pat Mitchell
    -------------------------------

Title: President
       ----------------------------

Date: 11/4/96
      -----------------------------

                                  SCHEDULE A

                        (STANDARD TERMS AND CONDITIONS)


The following Standard Terms and Conditions are hereby incorporated within the agreement dated as of October 11, 1996 (the "Letter Agreement") between American Artists Film Corp. ("Producer") and Turner Original Productions, Inc. ("TOP"), as though fully set forth therein. The Letter Agreement, this Schedule A and all schedules and exhibits attached hereto and incorporated herein by this reference are hereinafter collectively referred to as the "Agreement". In the event of any conflict between the terms of the Letter Agreement and this Schedule A, the terms of the Letter Agreement shall control.

     I.    Turnaround:
           ----------

           In the event TOP does not elect to produce or otherwise abandons production of the Program under this Agreement, TOP shall assign to Producer its rights in all materials written, developed or created in connection with the production and/or development of the Program hereunder including, without limitation, all treatments, scripts, shooting scripts, outlines, out-takes, stock footage, trims, still photographs, Other Items and other similar and dissimilar items (collectively, "Materials"), except to the extent any such Materials were owned by TOP or a Related Entity prior to the commencement of production of the Program, and TOP shall have a lien ("Lien") on the Materials in an amount (the "Secured Amount") equal to all monies paid or reimbursed to Producer by TOP hereunder, together with simple interest thereon calculated from the time said sums were paid or reimbursed by TOP to the time of recoupment at a rate equal to two and one-half percent (2-1/2%) above the prime lending rate charged by the First Union National Bank of Georgia from time to time during such period ("TOP's Interest Rate"). Producer agrees to provide all documentation which TOP deems necessary or desirable in order to perfect its Lien, including, without limitation, all appropriate UCC statements. If TOP does not elect to produce the Program and Producer at any time thereafter makes any disposition of the Materials (or any substantial element thereof) or produces and/or in any way facilitates the development and/or production of a program based, in whole or in part, upon the same underlying rights or any treatment (including, without limitation, the Treatment) for the Program (the "Other Program"), Producer agrees that upon Producer's receipt of first monies paid in connection with such disposition of such Other Program (excluding monies paid in connection with the further development of such Other Program), Producer shall pay, or cause to be paid, to TOP all of such monies up to, and until TOP has been reimbursed for, the Secured Amount; provided, however, that Producer shall not be permitted to make any such disposition of the Materials (or any substantial element thereof) or produce or facilitate the production of any such Other Program for eighteen (18) months from the date on which TOP elects not to produce the Program. Producer shall cause TOP to be added to all insurance policies obtained in connection with such Other Program as a named insured and shall further indemnify, defend and hold harmless

           TOP, in accordance herewith, for any claims related to such Other Program or the disposition of the Materials produced hereunder.

     II.   Deficit Financing:
           -----------------

           In the event Producer fails to pay the Deficit as described in Paragraph III B of the Letter Agreement, in addition to any other remedies which TOP may have, either at law, in equity or otherwise hereunder, TOP shall have the right to terminate this Agreement. Thereafter, all Materials written, created or developed in connection with the Program, including, without limitation, the Shooting Script and Script, if any, which are not exclusively owned by TOP under Paragraph IV A of the Letter Agreement shall become and/or remain the sole and exclusive property of TOP, and TOP may, in addition to any other rights it may have, at law, in equity or otherwise hereunder, exercise its rights under Paragraph III of this Schedule A and TOP shall have no further obligation whatsoever to Producer. In the alternative, TOP shall have the option, but not the obligation, to pay the Deficit, or any portion thereof, and to direct Producer to complete production of the Program in accordance herewith, in which event that portion of the Deficit paid by TOP, along with interest thereon at TOP's Interest Rate, shall be recoupable by TOP out of the first monies, if any, otherwise payable to Producer in connection with the exhibition, distribution and other exploitation of the Program hereunder (including, without limitation, Producer's Participations, if any) or recoverable from any additional monies payable to Producer in connection with the Program by TOP or any third party.

     III.  Takeover Rights:
           ---------------

           Notwithstanding anything to the contrary herein, and in addition to any and all other remedies available to TOP hereunder, at law or in equity, if Producer fails to fund the Deficit, as set forth in Paragraph III B of the Letter Agreement, or if Producer is ten percent (10%) or more over the Budget as a whole at any time, or if Producer is ten percent (10%) or more over the projected cash flow, as reflected by the Budget, at any stage of production, or if Producer is ten (10) days or more behind the Schedule for the Program, or if Producer delivers a Rough Cut, Fine Cut or Final Cut which substantially deviates from the Treatment, as reworked from time to time, or which substantially fails to incorporate comments given by TOP to Producer, TOP shall have the right to demand of Producer proof reasonably satisfactory to TOP that Producer has the capacity to complete and deliver the Program as required hereunder. If Producer fails to make such satisfactory showing, Producer shall be deemed in breach of this Agreement and TOP shall, at its option, be deemed to have been appointed the manager and agent of Producer for the purpose of completing the Program and Producer shall, at TOP's request, place at TOP's disposal and under TOP's control, the production account and any and all other assets, persons and equipment employed and used by Producer in connection with production of the Program, so as to allow TOP or its designee(s) to take over production of the Program and complete such production in any manner which TOP deems feasible or desirable in its sole discretion, provided that TOP may use equipment owned by Producer and used in connection with production of the Program, if any, only for purposes of continuing production of the Program. In such event, the copyright and all rights of copyright and copyright renewal in the Program, if any, not previously assigned or granted to TOP hereunder and all other rights shall automatically become solely and exclusively owned and controlled by TOP, and TOP shall not have any further obligation whatsoever to Producer hereunder. In the event TOP exercises its rights under this Paragraph III, TOP shall have no obligation to provide any of the credits set forth in Paragraph II D of the letter Agreement, nor shall TOP have any further obligation to pay Producer hereunder. In this regard TOP shall not be obligated to pay Producer's Participations or any monies which constitute the Producing/Overhead Fee (as defined in Paragraph I B of the letter Agreement) including, without limitation, the salaries of any line producers, co-producers, associate producers and executive producers, except as the parties may otherwise negotiate in good faith, and such Producing/Overhead Fee shall not vest in Producer.

     IV.   Quality and Creative Control; Accounting Reports:
           ------------------------------------------------

           A.  Quality and Creative Control:
               ----------------------------

               The Program shall be of high quality, meeting at least the same production and content standards as similar programming currently being produced for initial exhibition on commercial over-the-air network television in the United States, shall be shot on beta-sp and mastered on tape (Digital Beta), in color with a stereo soundtrack in the English language, and shall not materially deviate from the Shooting Script and Script approved hereunder by TOP. As part of TOP's right of creative control, TOP shall have the following specific rights:

               1. The right to view and approve screenings of dailies and/or the Rough Cut, Fine Cut and Final Cut of the Program, and all versions thereof, at TOP's expense;

               2. The right to send, at TOP's expense, its designee(s) to the shooting set and to all editing sessions, meetings and locations to observe the progress of production and/or post production; and

               3. The right to examine Producer's books and records, at reasonable times and intervals, to determine whether the production is proceeding on schedule and on budget.

           B.  Accounting Reports:
               ------------------

               Producer shall, within fifteen (15) days following the end of each calendar month during production of the Program, submit to TOP accounting reports prepared on an accrual basis which shall be itemized in the same manner as the Budget and prepared according to the format shown in the Production Manual, and Producer shall, at TOP's written request, provide TOP with supporting documentation relating to such accounting reports, including, without limitation, invoices, receipts and canceled checks. TOP shall make such request only if it reasonably determines that it has a need for such supporting documentation.

     V.    Producer's Rights and Obligations:
           ---------------------------------

           Producer shall be responsible for entering into all employment agreements, obtaining all rights with respect to music, film clips and Other Items, obtaining workers' compensation insurance and delivering the Program as follows:

           A.  Employment Agreements:
               ---------------------

               1. All contracts for personnel, studio hire, purchase of goods and services, laboratory work and all other licenses, contracts and obligations in connection with the production of the Program by Producer shall be made and entered into by Producer in its own name, and all such contracts or undertakings shall be consistent with the provisions of this Agreement and the customary practices of the entertainment industry with respect to projects similar to the Program. Such contracts and undertakings shall not be terminated, canceled, modified or rescinded in any manner which would or might prejudice the rights of TOP. All such contracts shall be assignable to TOP, or their designee(s), without restriction. In the event any such contract is assigned to TOP hereunder, TOP shall assume all of Producer's prospective obligations thereunder in writing. Producer's agreements with all third parties providing work in connection with the Program shall provide that such works are works made for hire.

               2. Producer shall obtain all agreements, licenses and releases with or from third parties necessary for TOP to exploit its rights acquired hereunder, and all such agreements, licenses and releases shall be subject to the terms hereof and to the prior written approval of TOP, it being understood that in no event shall TOP's approval of any agreement, license or release pursuant to this Agreement constitute a waiver of any of TOP's rights or Producer's obligations hereunder. Producer shall deliver all such agreements, licenses and releases to TOP along with delivery of the Rough Cut pursuant to Paragraph II A(1) of the Letter Agreement; provided, however, in the event any additional agreements, licenses and releases are required in connection with the Fine Cut and/or Final Cut, Producer shall deliver all such additional agreements, licenses and releases to TOP along with delivery of the Fine Cut and/or Final Cut (as applicable) pursuant to Paragraphs II A(1) of the Letter Agreement. Producer shall be responsible for the payment of all compensation to all below and above-the-line personnel who render services in connection with the Program, and no payments shall become due and owing any such personnel in connection with the exploitation of the Program in any and all media, whether now known or hereafter devised, throughout the universe in perpetuity. Without limiting Producer's obligations under this Paragraph V A(2), TOP shall have the right, but not the obligation, in its sole and absolute discretion, to make any payments that may become due and owing any vendors, suppliers, employees, film processing laboratories or any other third parties who render services or provide materials to Producer in connection with the Program, and all such payments made by TOP shall be deducted from any and all sums due and owing Producer hereunder (including, without limitation, the Purchase Price).

               3. Producer shall use reasonable good faith efforts to have all members of the cast available on the set for appearances in promotional announcements and still photographs, for no additional compensation, which TOP may desire in connection with the advertising and/or promotion of the Program or of TOP generally.

               4. Producer shall have all responsibilities of an employer, including, without limitation, those arising under any present or future legal requirements relating to worker's compensation, insurance, social security, tax withholding, pension, health and welfare plans under any legal requirements or any applicable guild agreement.

               5. Producer hereby agrees that all agreements that Producer enters into with all third parties in connection with the Program and/or the Treatment and Script shall provide that all such third parties shall waive any right of droit moral
                                                                   ----- -----
                   or any similar right with respect to the Program and/or the Treatment and Script and agree not to institute, support, maintain or permit any action or lawsuit on the ground that any motion picture or television production produced thereunder (including, without limitation, the Program) or any other exercise of the rights conveyed, granted and assigned by such third parties to Producer thereunder, constitutes an infringement of any right of droit moral or
                                                               ----- -----
                   any similar right, or is in any way a defamation or mutilation of the Program and/or the Treatment and Script, or any part thereof, or of the reputation of such third parties, or contains unauthorized variations, alterations, modifications, changes or translations thereof.

           B.  Music, Film Clips and Other Items:
               ---------------------------------

               1.  Music:
                   -----

                   (a) Producer agrees that it shall engage the composer(s) of any and all original music which may be incorporated in the Program to compose, arrange and orchestrate such original music under one or more binding agreement(s) and Producer agrees that it shall ensure that such agreement(s) shall indicate that the results and proceeds of such composer's efforts shall be considered works made for hire or, in the event the doctrine of work-for-hire is not recognized in the applicable jurisdiction, Producer shall require such composer(s) to assign to TOP or its designee(s) the whole of each such composer's rights, title and interest in and to such music throughout the universe in perpetuity (including, without limitation, the copyright in and to such music for the duration of such rights). In any event, the terms and conditions of any such agreement(s) with any such composer(s) shall be subject to TOP's written approval.

                   (b) With regard to other musical compositions which are incorporated in the Program, Producer agrees to obtain and fully pay for, without any further obligation of royalties or other deferred payments, any and all necessary agreements, consents, releases and licenses, including, without limitation, synchronization licenses and master use licenses, which shall authorize Producer and its assignees, licensees and designees to record, cablecast, telecast, broadcast, transmit, perform, exhibit and otherwise exploit the Program incorporating such musical compositions in all media whatsoever, whether now known or hereafter devised, throughout the universe in perpetuity. In any event, Producer agrees that it shall consult with TOP regarding all music licenses and that the terms and conditions thereof shall be subject to TOP's written approval. Producer shall assign to TOP, or its designee(s), on demand, all rights concerning such other musical compositions which Producer shall acquire in accordance herewith. Producer shall deliver all such music licenses to TOP along with delivery of the Rough Cut pursuant to Paragraph II A(1) of the Letter Agreement; provided, however, in the event any additional music licenses are required in connection with the Fine Cut and/or Final Cut, Producer shall deliver all such additional music licenses to TOP along with delivery of the Fine Cut and/or Final Cut (as applicable) pursuant to Paragraph II A(1) of the Letter Agreement.

               2.  Film Clips and Other Items:
                   --------------------------

                   Producer shall use due care in the selection, purchase, lease and licensing of any items, including, without limitation, film clips, still photographs, voice recordings and other items of a similar or different nature (collectively, "Other Items") to be used in connection with the production of the Program, and Producer agrees to obtain and fully pay for any and all necessary agreements, consents, releases and licenses, which shall authorize TOP and its assignees, licensees and designees to reproduce, cablecast, broadcast, telecast, transmit, perform, exhibit and otherwise exploit in all media whatsoever, whether now known or hereafter devised, throughout the universe in perpetuity the likeness (and/or sound, if applicable) of such Other Items as they are incorporated in the Program and in any advertising and promotion related to the Program. In any event, it is specifically understood and agreed that TOP shall have approval of all such agreements, consents, releases and licenses, and Producer shall deliver all such agreements, consents, releases and licenses to TOP along with delivery of the Rough Cut pursuant to Paragraph II A(1) of the Letter Agreement; provided, however, in the event any additional agreements, consents, releases and licenses are required in connection with the Fine Cut and/or Final Cut, Producer shall deliver all such additional agreements, consents, releases and licenses to TOP along with delivery of the Fine Cut and/or Final Cut (as applicable) pursuant to Paragraph II A(1) of the Letter Agreement. Producer shall assign to TOP, or its designee(s), on demand all rights concerning the use of such Other Items which Producer shall obtain in accordance herewith.

      C.  Insurance:
          ---------

          TOP shall seek to obtain, on Producer's behalf, insurance for the Program. The cost of such insurance shall be charged against the Budget and such policies shall include Producer as a named insured. Such insurance shall contain such coverage, limits and deductibles as are standard and customary for documentary programs which are similar to the Program and which are produced for initial exhibition on television in the United States. Such insurance typically includes general liability insurance, cast insurance, if applicable, and errors and omissions insurance. It is understood and agreed that Producer shall be responsible for any and all deductibles under such insurance coverage and shall be responsible for any deductibles under such insurance coverage and obtaining workers' compensation insurance. Producer shall require all independent contractors with which Producer contracts in connection with the Program to carry workers' compensation insurance for their employees, the cost of which shall not be borne by TOP. Producer shall provide TOP with certificates of insurance evidencing that Producer has obtained workers' compensation insurance. Without limiting the generality of Paragraph XI G of this Schedule A, Producer shall be deemed the applicant for any insurance obtained by TOP on Producer's behalf and shall prepare all forms and execute all documents related thereto and shall also perform any other acts necessary to obtain and maintain such insurance. Producer shall be required to furnish to TOP completed applications for all forms of insurance required by TOP immediately following execution of this Agreement; provided, however, that Producer shall have until the date on which the Rough Cut must be delivered to TOP to furnish TOP with a completed application for errors and omissions insurance. Nothing in this paragraph shall serve to limit or alter Producer's obligations under Paragraph IX of this Schedule A. TOP shall provide copies of relevant policies to Producer upon Producer's request.

      D.  Delivery:
          --------

          1. On or before the Delivery Date, Producer shall, at its expense, cause all of the Delivery Materials to be delivered to TOP at 1050 Techwood Drive, NW, Atlanta, Georgia, 30318, Attention: George Puckhaber, or to such other location(s) as TOP may designate in writing.

          2. Producer specifically acknowledges and agrees that timely delivery of the Delivery Materials set forth above is of the essence of this Agreement. In the event any or all of the Delivery Materials delivered to TOP by Producer hereunder are not, in TOP's sole reasonable judgment, of acceptable technical quality, in addition to any other remedies which TOP may have, at law, in equity or otherwise hereunder, TOP shall have the right to require Producer, at its expense, to deliver forthwith replacements for such unacceptable Delivery Materials, which replacements shall meet the specifications and standards of quality set forth herein.

 VI.  Copyright:
      ---------

      1. It is specifically understood and agreed that as part of TOP's rights as the sole and exclusive owner of the copyright and all rights of copyright and copyright renewal in and to the Program throughout the universe, TOP shall have the exclusive right and interest in and to any royalty payments deriving from the Program to which it may be entitled pursuant to Sections 111(d) and 119 of the Copyright Act of 1976, as now existing or hereafter amended (the "Copyright Act"), or similar legislation that may hereafter be enacted, or from any other entity collecting and distributing retransmission royalties anywhere throughout the universe. TOP, or its designee(s), may, for its own interests and the interests of Producer, make whatever application is necessary to petition for such royalty payments. Producer agrees to do all such acts and execute all such documents as TOP may, in its sole discretion and at its expense, desire or require in order to comply with the requirements of the Copyright Act, such similar legislation or such other entity.

      2. Without in any way limiting any provisions of the Letter Agreement, TOP, on the one hand, and Producer, on the other hand, acknowledge and agree that the following are in full and complete consideration of, and constitute equitable remuneration for, the Rental and Lending Rights, as defined in the Letter Agreement: (i) Within the Producing/Overhead Fee and the Advance, if any, provided for in this Agreement, not less than three and eight-tenths percent (3.8%) thereof shall be deemed allocated to the Rental and Lending Rights, and, if Producer's Participations are payable pursuant to this Agreement, not less than three and eight-tenths percent (3.8%) thereof shall be deemed allocated to the Rental and Lending Rights; (ii) any sums payable to Producer with respect to the Rental and Lending Rights under any applicable collective bargaining or other industry-wide agreement; and (iii) the residuals payable to Producer under any such collective bargaining or other industry-wide agreement with respect to home video exploitation which are reasonably attributable to sale of home video devices for rental purposes in the territories or jurisdictions where Rental and Lending Rights are recognized. If under the applicable law of any territory or jurisdiction, any additional or different form of compensation is required to satisfy the requirement of equitable remuneration, then it is agrees that the grant hereunder to TOP of Rental and

          Lending Rights shall nevertheless be fully effective, and TOP shall pay Producer such compensation or, if necessary, the parties shall in good faith negotiate the amount and nature thereof in accordance with applicable law; provided, however, that if and to the extent permitted by such law, all amounts described in (ii), (ii) and (iii) above shall be applied against, and deducted from, any such additional compensation.

 VII. Distribution Rights:
      -------------------

      A. Definitions: As used in this Agreement, the following terms shall have the following definitions:

          1. "Distribution Rights": The exclusive right, but not the obligation, to distribute, transmit, display, project, exhibit, license, simulcast, cablecast, telecast, broadcast and otherwise exploit the Program.

          2. "Television Media": Any and all forms of television, whether now known or hereafter devised, including, without limitation, superstation telecast, free over-the-air television syndication, network television, pay cable, basic cable, pay per view, satellite television, DBS, STV, SMATV, MDS and MMDS, or any other transmission and exhibition of the Program where the originating transmission and ultimate viewing do not take place in immediate proximity to one another.

          3. "Video Media": Any and all forms of video devices, whether now known or hereafter devised, including, without limitation, video discs, video cassettes, and other playback devices causing a visual image of the Program on the screen of a television receiver or any other viewing device where the video device and viewing device are in immediate proximity to one another.

          4. "Non-Theatrical Media": Any and all forms of non-theatrical exhibition, including, without limitation, film festivals, previews, premiers, industry screenings, market testing, charitable benefits, distribution to educational, institutional or other organizations, airlines for in-flight exhibition, trains for in-transit exhibition, ships-at-sea, remote corporate locations and U.S. military bases.

          5. "Theatrical Media": Any and all forms of exhibition in theaters or similar locations in which a fee or admission charge is paid by the viewing audience and specifically not including exhibition in Non-Theatrical Media, Video Media and Television Media.

          6. "Interactive/Electronic Publishing": The right to reproduce, publish, adapt, distribute, display and perform the Program, or any portion thereof, and also the right to license the foregoing rights, for publication, distribution, display and/or performance alone or in combination with other works (e.g.,
                                                       -----
               in complete, condensed, adapted or abridged versions, and in compilations) in any manner intended to make the Program, or any portion thereof, available in visual form (with or without audio) for reading, viewing, manipulating and otherwise accessing (whether sequentially or non-sequentially) by any electronic means, method, device, process or medium for electronic reproduction, publication, distribution or transmission, whether now known or hereafter developed, including without limitation, digital, optical and magnetic information storage and retrieval systems, floppy diskette-based software, CD-ROM, silicon chip, interactive software and discs, and on-line electronic/telephonic, cable, fiber-optic or satellite-based transmission. As used herein, the term "Interactive/Electronic Media" specifically does not include Television Media, Video Media or Non-Theatrical Media.

          7. "Incidental Rights": Such rights include, without limitation, the following rights:

               (a) To translate the Program into any and all languages; to change, transpose, revise, rearrange, edit, insert any logo of TOP or its designee(s), add to and subtract from the Program; and to advertise, merchandise, publicize, promote and enter into any commercial ties with respect to the Program, and to use the elements and the title thereof in any manner and through any media whatsoever, whether now known or hereafter devised, and to publish or cause to be published in any and all languages and in serial form or such other form (including, without limitation, publication in newspapers, fan magazines and trade periodicals), synopses, summaries, resumes and stories of the Program and to use excerpts therefrom in any and all forms of advertising and publicity whatsoever.

               (b) To use all literary material written for the Program, all stills, artwork and designs used in connection with the Program, all film clips, recordings, trailers, sound tracks, and any other tangible and intangible property relating to the Program and all rights in and to the foregoing and all subsidiary, ancillary and related rights, including, without limitation, the right to produce prequels, sequels, remakes, television series and any other additional pictures relating to the Program, subject to any applicable terms and conditions regarding same in the Letter Agreement, merchandising and commercial tie-up rights, and the right to use the names, likenesses and voices of all persons rendering services in connection with the Program.

          8. "Related Entities": The parent, subsidiaries and otherwise affiliated entities of TOP and Producer.

          9. "Related Station": Any television station, satellite delivered cable program service, direct broadcast satellite system, cable system, superstation, network or other entity or facility for the transmission of audio and visual signals of any kind, owned or operated, in whole or in part, by TOP or any Related Entity of TOP.

          10. "Western Hemisphere Territory": All countries comprising North, Central and South America and their respective territories, possessions, protectorates, commonwealths (including, without limitation, Puerto Rico) and, wherever located, their military posts, government installations and ships-at-sea flying their flags or whose principal ports of call are located therein, and all countries, principalities, territories, protectorates, colonies and other governmental entities of any kind or nature whatsoever throughout the Caribbean (including, but not limited to, those which are more specifically set forth in Schedule B, attached hereto and incorporated herein by this reference) and Bermuda.

          11. "International Territory": All territories outside the Western Hemisphere Territory.

          12. "International Gross Receipts": Any and all sums actually paid to and received by TOP in connection with TOP's exploitation of the Program in the International Territory solely via Television Media and Video Media, other than the exploitation of the Program by any Related Station, it being understood that no share of any advance or guarantee shall be included in International Gross Receipts until it is fully earned and non-refundable and that all refunds and rebates given by TOP shall be deducted from International Gross Receipts.

          13. "International Distribution Expenses": Any and all actual out-of-pocket costs and expenses (plus interest at TOP's Interest Rate) paid or incurred by TOP or any of its Related Entities, or on behalf of TOP or any of its Related Entities by any third party, including, without limitation, any third party distributor or sub-distributor, in connection with the exploitation of TOP's Television Media and Video Media rights hereunder in the International Territory, including, without limitation, all manufacturing, marketing, shipping and handling charges arising from TOP's exploitation and distribution of the Program via Video Media and all residuals to be paid by TOP hereunder, if any, and other usual and customary costs and expenses of distribution incurred in accordance with the standard and customary accounting practices and procedures of the entertainment industry.

          14. "International Distribution Fee": A sum equal to thirty-five percent (35%) of International Gross Receipts which shall be retained by TOP and shall be inclusive of all fees of subdistributors which are Related Entities of TOP. In this regard, it is specifically understood and agreed that TOP shall have the right, in its sole discretion, to use unrelated subdistributors; provided, however, that in the event unrelated subdistributors are used, TOP shall be entitled to an administrative fee of ten percent (10%) of applicable International Gross Receipts, but the combined fees of TOP and such unrelated subdistributors shall not exceed fifty percent (50%) of the applicable International Gross Receipts.

          15. "International Net Profits": The amount of International Gross Receipts remaining after deduction of the following amounts in the following order: (i) TOP's International Distribution Fee,
               (ii) TOP's International Distribution Expenses (it being understood that no International Distribution Expense shall be deducted from International Gross Receipts more than once) and
               (iii) fifty percent (50%) of all costs charged to or incurred or paid by TOP in connection with the development and/or production of the Program, calculated in accordance with the standard and customary accounting practices and procedures of the entertainment industry, plus interest at TOP's Interest Rate.

      B.  Third Party Payments:
          --------------------

          It is specifically understood and agreed that Producer shall be solely responsible for the payment of any and all compensation in connection with the production, exhibition and distribution of the Program payable to any individuals or entities rendering services or providing materials used in connection with the production of the Program, including, without limitation, any and all residuals, re-use fees, royalties, deferments, bonuses or any other similar forms of compensation whatsoever. Nothing contained in this Agreement shall obligate TOP to pay or account to any third party in connection with the production, distribution or other exploitation of the Program hereunder.

      C.  Accounting:
          ----------

          TOP agrees to maintain accurate books and records regarding distribution of the Program as such distribution relates to Producer's Participations and TOP agrees to account to Producer in connection with Producer's Participations. In this regard, TOP agrees to deliver to Producer no later than ninety (90) days after the end of each Accounting Period (as defined below in this Paragraph VII C) a written statement wazzu setting forth the amount of gross receipts received from TOP's exploitation of the Program as such exploitation relates to Producer's Participations, if any, during such Accounting Period or stating that no such gross receipts were received during such Accounting Period; provided, however, all statements shall be deemed conclusive unless Producer has made specific objections thereto within eighteen (18) months of the date of such statement. Such statement shall set forth the amount, if any, of Producer's Participations and shall be accompanied by any payment due Producer hereunder. Producer shall have the right to examine TOP's books and records regarding Producer's Participations once per Accounting Period and only during reasonable hours and upon reasonable notice. For the purposes of this

          Agreement, the "Accounting Period" shall be semi-annual and shall commence upon delivery of the Program hereunder. After three (3) years, the Accounting Period shall become annual. TOP shall not be obligated to provide a written statement to Producer if there have been no gross receipts relating to Producer's Participations for any two (2) consecutive Accounting Periods and shall not be required to resume providing such written statements until the first Accounting Period thereafter in which there are such gross receipts.

VIII. Producer's Representations and Warranties:
      -----------------------------------------

      Producer represents and warrants to TOP as follows:

      A. Neither the Program nor any element thereof including without limitation the Materials, nor the exploitation by TOP of any rights acquired by it hereunder, shall defame, violate the rights of privacy or publicity, or violate any copyright, trademark or service mark, "droit d'auteur", common law or other right, including, without limitation, any literary, dramatic, comedic, musical, distribution, exhibition or photoplay right, of any person, firm or entity or violate any other applicable law, provided that such representation and warranty shall not apply to elements provided by TOP or a Related Entity except to the extent that the manner of such use by Producer gives rise to any claim.

      B. Producer has the right to enter into this Agreement, to grant the rights herein granted and to perform fully all of its obligations hereunder. Producer has researched or will research the subject matter of the Program fully. All material contained in the Shooting Script and Script (and all drafts and re-workings thereof) shall be either
          (i) wholly original with writer(s) duly employed by Producer and not copied, in whole or in part, from any other work, or (ii) duly licensed, or (iii) in the public domain. Producer's agreements with all third parties providing work in connection with the Program shall provide that such works are works made for hire. Producer has or shall have acquired all rights necessary to Producer's grant of rights to TOP hereunder including, without limitation, any and all rights in the Shooting Script and Script (and all drafts and re-workings thereof) and any other underlying literary material on which the Program shall be based, and Producer is or shall prior to completion of the Program become the sole owner of all such rights. Without limiting the provisions of Paragraphs V A(2) and V B of this Schedule A and the Delivery Schedule, Producer shall, at TOP's request, deliver to TOP copies of all documents that evidence Producer's acquisition of such rights including, without limitation, all certificates of copyright, music synchronization licenses, music performing licenses, music master recording licenses, still photo licenses, film or videotape footage licenses and other appropriate licenses of all elements of the Program.

      C. With respect to each musical composition contained in the Program, the performing rights necessary for exhibition of the Program are or will be:

          1. controlled by American Society of Composers, Authors and Publishers ("ASCAP"), Broadcast Music Inc. ("BMI") or SESAC;

          2.   in the public domain; or

          3.   owned by or licensed to Producer.

      D. The credits which shall be contained in the Program shall be complete and accurate and shall not omit any party or entity entitled to any credit for providing services in connection with the Program, nor shall any credit provided in the Program be inaccurate, improper or insufficient under any applicable law.

      E. None of the rights herein granted to TOP have been transferred to any third party and said rights are free from any liens, claims and encumbrances whatsoever in favor of any other party and have not been in any way limited, diminished, or impaired. There are no claims, litigation or other proceedings pending or threatened which might adversely affect TOP's rights hereunder.

      F. Producer shall conform to the requirements of Section 507 of the Federal Communications Act concerning broadcast matter and disclosures required thereunder, insofar as said Section 507 applies to persons furnishing program material for television broadcasting, and the Program shall not include any matter for which any money, service or other valuable consideration shall be directly or indirectly paid or promised to Producer by any third party, or accepted from or charged to any third party by Producer. Producer shall exercise reasonable diligence to inform its employees, agents and other persons with whom it deals with directly or indirectly in connection with the Program of the requirements of said Section 507. As used herein, the term "service or other valuable consideration" shall not include any service or property furnished without charge or at a nominal charge for use in, or in connection with, the Program, unless such service or property is furnished in consideration for an identification in a broadcast of any person, product, service, trademark or brand name beyond an identification which is reasonably related to the use of such service or property within the Program.

 IX.  Indemnification:
      ---------------

      A. Producer hereby agrees to assume liability for, and shall indemnify, defend, protect, save and hold harmless TOP and its Related Entities, and their respective agents, officers, directors, employees, successors, licensees, assignees and attorneys, from and against, any and all claims, counterclaims, actions, suits, costs, liabilities, liens, judgments, obligations, losses, penalties, damages or expenses of any nature whatsoever, including, without limitation, reasonable attorneys' fees (including, without limitation, an applicable share of in-house attorneys' costs and expenses) and court costs, whether fixed or contingent, threatened or actual, known or unknown, liquidated or unliquidated, of any kind or nature whatsoever (collectively, "Claims"), imposed on, incurred by, or asserted against TOP and its Related Entities, and their respective agents, officers, directors, employees, successors, licensees, assignees and attorneys, by any third party, arising out of or related to, or allegedly arising out of or related to the Program or any breach or alleged breach of any representation, warranty, covenant or obligation of Producer contained in or made pursuant to this Agreement except to the extent any Claim arises out of or relates to a breach by TOP of any of its representations, warranties, covenants or obligations contained herein or made pursuant hereto. Notwithstanding anything to the contrary contained in this Agreement, Producer's obligation to indemnify, defend and hold harmless TOP as provided in this Paragraph IX.A. shall remain in full force and effect and shall not be modified or abridged in any way in the event TOP exercises its right to accept from Producer rights, representations and/or warranties from third parties who appear in the Program or who provide services or materials in connection with the Program inconsistent with the requirements regarding same as provided throughout this Agreement.

      B. TOP hereby agrees to assume liability for, and shall indemnify, defend, protect, save and hold harmless Producer and its Related Entities, and their respective agents, officers, directors, employees, successors, licensees, assignees and attorneys, from and against, any and all Claims (as defined in the preceding subparagraph A) imposed on, incurred by, or asserted against Producer and its Related Entities, and their respective agents, officers, directors, employees, successors, licensees, assignees and attorneys, by any third party, arising out of or related to, or allegedly arising out of or related to any breach or alleged breach of any representation, warranty, covenant or obligation of TOP contained in or made pursuant to this Agreement, excluding any Claims arising out of or related to, at least in part, a breach by Producer of any of its representations, warranties, covenants or obligations contained herein or made pursuant hereto.

      C. For the purposes of this Agreement, the party being indemnified under Paragraph IX A or B above shall be referred to as the "Indemnified Party" and the party indemnifying the Indemnified Party thereunder shall be referred to as the "Indemnifying Party". The Indemnified Party shall as promptly as is reasonably practicable give the Indemnifying Party written notice of all Claims that are brought or asserted against it by any third party. After receiving such notice, the Indemnifying Party shall assume and control the defense of such Claims, including, without limitation, the disposition of such Claims (by compromise, settlement or other resolution) and the employment of counsel, at its own expense, reasonably acceptable to the Indemnified Party. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party in the defense of such Claims (including, without limitation, pending actions or proceedings which are the subject of the indemnification under this Paragraph IX). The Indemnified Party shall have the right to participate in the defense of all such Claims and employ separate counsel, at its own expense, in connection therewith. The Indemnifying Party shall obtain the written consent of the Indemnified Party with respect to any settlement which involves more than a de minimis
                                                               ----------
          adverse effect on the Indemnified Party or in any way affects any of the Indemnified Party's rights under this Agreement.

 X.   Press Releases/Publicity:
      ------------------------

      The initial press releases for the Program shall be made by TOP and shall include mention of Producer. If Producer desires to issue a press release relating to the Program, Producer shall submit the text of any such press release to TOP for its approval, which shall not be unreasonably withheld. Without limiting Producer's obligations under Paragraph II.E.2 of the Letter Agreement, TOP shall handle all publicity and advertising for the Program.

 XI.  Miscellaneous:
      -------------

      A.  Independent Contractors:
          -----------------------

          Producer and TOP are independent contractors with respect to each other. Nothing herein shall create any association, partnership, joint venture or agency relationship between the parties.

      B.  Attorney In Fact:
          ----------------

          In the event Producer fails to take any action or execute any document necessary to assign any rights of copyright or any agreements, contracts, licenses, clearances, releases or consents as required pursuant to the terms hereof, Producer hereby appoints TOP, or TOP's designee(s), as Producer's attorney in fact to do all such acts and execute all such documents, and it is hereby acknowledged that this power is coupled with an interest.

      C.  Reservation of Rights.
          ---------------------

          Notwithstanding anything to the contrary in this Agreement, TOP hereby reserves the right to accept, review and approve any treatments, outlines or synopses involving subject matter similar to that of the Treatment as may be submitted by third parties, and to produce any programs based on any such third party treatments, regardless of whether TOP produces the Program based on the Treatment.

      D.  Default and Remedies:
          --------------------

          1. In the event TOP is in breach of any provision of this Agreement, Producer specifically acknowledges and agrees that the damage, if any, caused thereby will not be irreparable or otherwise sufficient to entitle Producer to injunctive or other equitable relief. Producer's rights and remedies in any such event shall be strictly limited to the right, if any, to recover damages in an action at law. Producer shall not be entitled by reason of any such breach to rescind this Agreement, to restrain TOP's exercise of any of the rights granted to TOP hereunder, or to enjoin or restrain the distribution or exhibition of the Program hereunder in any media whatsoever, whether now known or hereafter devised, or any advertising, publicity or promotion in connection.

          2. In the event Producer is in breach of any provision of this Agreement, in addition to any and all other remedies, whether at law, in equity or otherwise hereunder, which might be available to TOP, Producer specifically acknowledges and agrees that the services and product which it is providing to TOP hereunder are of a unique nature such that the injury and damage resulting from any default or breach by Producer shall not be adequately compensated by a remedy at law; therefore, in addition to any other remedies which TOP might have, TOP shall be entitled to injunctive and other equitable relief.

          3. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and shall not in any way limit any other remedy, right, undertaking, obligation or agreement of either party.

      E.  Force Majeure:
          -------------

          1. As used herein, "Force Majeure" shall mean and include any act of God, inevitable accident, fire, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy, failure of transportation facilities, enactment, rule, order or act of government or governmental instrumentality (whether domestic or foreign and whether federal, state or local, or the foreign equivalent thereof), failure of technical facilities, or any other cause of any nature whatsoever beyond the control of the parties hereto which was not avoidable in the exercise of reasonable care and foresight.

          2. In the event production or delivery of the Program as required hereunder is delayed as a result of any Force Majeure, the party having knowledge of such Force Majeure shall immediately notify the other party in writing as soon as practicable, specifying the exact nature of the event or circumstances, and the parties shall attempt, in good faith, to resolve any problems resulting from such delay. In the event such problems cannot be adequately resolved to both parties' satisfaction within six (6) months from the date such Force Majeure commences, Producer or TOP shall have the option of terminating this Agreement, in which event:

               (a) TOP shall not be obligated to pay any further funds to Producer hereunder;

               (b) All funds previously paid to Producer hereunder for which Producer is not obligated to pay third parties for goods, services or rights rendered or granted in connection with the Program as provided hereunder and a prorata share of any producing fee included in the Budget shall be refunded to TOP; and

               (c) All Materials (including, without limitation, the Shooting Script and Script) shall be exclusively owned by TOP in accordance with the provisions of Paragraph IV A of the Letter Agreement. Without limiting the generality of the foregoing, TOP shall notify Producer in writing in the event TOP intends to continue or recommence production of the Program at any time after termination hereof pursuant to this Paragraph XI E(2). In so doing, if TOP determines in good faith that the unspent portion of the Purchase Price is sufficient to enable Producer to complete and deliver the Program to TOP as required hereunder, Producer shall have the right, exercisable by delivery of written notice to TOP (which must be delivered within ten (10) business days of Producer's receipt of said notice from TOP), to complete production of the Program in accordance with the terms and conditions set forth herein. On the other hand, if TOP determines in good faith that the unspent portion of the Purchase Price is insufficient to enable Producer to complete and deliver the Program to TOP as required hereunder, Producer shall have the right, exercisable in the same manner as above, to enter good faith negotiations with TOP to arrive at an agreement pertaining to Producer's completion and delivery of the Program. If, under either scenario, Producer fails to notify TOP within said ten (10) business day period of Producer's intention to exercise its right to complete production of the Program hereunder, or if the parties fail to reach an agreement under the latter scenario, TOP shall have no further obligation whatsoever to Producer in connection with the Program.

               (d) Except as expressly set forth in this Paragraph XI E(2), Producer shall have no further rights hereunder whatsoever following the termination of this Agreement as a result of an event of Force Majeure.

      F.  Notices:
          -------

          All notices which either party hereto is required or may desire to give to the other party hereunder shall be in writing and shall be given either by personal delivery (including by means of overnight delivery services), telegram, telex (toll prepaid), telecopy or other electronic means or by registered or certified mail (postage prepaid), air mail if available. Such notices shall be deemed given on the date delivered, telegraphed, telexed, telecopied or otherwise delivered by electronic means or, if mailed, on the date received. Until further notice, all notices given hereunder shall be addressed to Producer and TOP as follows:

               TO TOP:
               ------

               Turner Original Productions, Inc.
               1050 Techwood Drive, N.W.
               Atlanta, Georgia 30318
               Attn.: Louis Lettes
               Vice President, Business Affairs
               Tel # (404) 885-0916
               Fax # (404) 885-0473

               cc:  Turner Original Productions, Inc.
                    1050 Techwood Drive, N.W.
                    Atlanta, Georgia 30318
                    Attn.:  Pat Mitchell, President
                    Tel # (404) 885-4454
                    Fax # (404) 885-4433

               cc:  Turner Broadcasting System, Inc.
                    One CNN Center
                    P. O. Box 105366
                    Atlanta, Georgia  30348-5366
                    Attn.:  Lee Brooks Rivera, Senior Counsel
                    Tel # (404) 827-4945
                    Fax # (404) 827-1995


               TO PRODUCER:
               -----------

               American Artists Film Corp.
               1245 Fowler St., NW
               Atlanta, Georgia 30318
               Attn.:  Rex Hauck
               Tel # (404) 876-7373
               Fax # (404) 885-9831

      G.  Severability:
          ------------

          Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, statute, ordinance, order or regulation, and wherever there is any conflict between any provision of this Agreement and any of the foregoing, contrary to which the parties hereto have no legal right to contract, such law, statute, ordinance, order or regulation shall prevail; provided, however, in such event: (a) the provision of this Agreement so affected shall be limited only to the extent necessary to permit compliance with the minimum legal requirement; (b) no other provisions of this Agreement shall be affected thereby; and (c) all such other provisions shall continue in full force and effect. The parties shall negotiate in good faith to replace any invalid, illegal or unenforceable provision with a valid provision, the effect of which comes as close as possible to that of such invalid, illegal or unenforceable provision.

      H.  Further Documents:
          -----------------

          Each party hereto shall execute any and all further instruments which either party may deem reasonably necessary, desirable or proper to carry out the purposes of this Agreement.

      I.  Prior Agreements; Waivers; Paragraph Headings; Modification:
          -----------------------------------------------------------

          This Agreement supersedes all prior agreements and understandings between the parties hereto, whether oral or written, pertaining to the subject matter hereof. No waiver of any term or condition of this Agreement shall be construed as a waiver of any other term or condition hereof; nor shall any waiver of any default under this Agreement be construed as a waiver of any other default hereunder. The descriptive headings of the paragraphs of this Agreement are for convenience only and do not constitute a part of this Agreement. This Agreement may be modified only by a written instrument executed by the parties hereto.

      J.  Governing Law; Service of Process:
          ---------------------------------

          This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state of Georgia applicable to contracts entered into and to be fully performed therein, and the parties hereto submit to the jurisdiction of the United States District Court, Northern District of Georgia, and the Fulton County Superior Court, in Atlanta, Georgia. Producer agrees that the service of process by mail shall be effective service of same and that such service will have the same effect as personal service within the state of Georgia and will result in jurisdiction over Producer in the appropriate forum in the state of Georgia.

      K.  Assignments:
          -----------

          Producer shall not assign any of its rights or obligations hereunder, voluntarily or by operation of law, without the prior written consent of TOP. Any purported assignment without such prior written consent shall be null and void and of no force and effect. This Agreement, or any part hereof, and TOP's rights and privileges hereunder, or any part thereof (including, without limitation, the Materials), may be freely assigned and licensed by TOP; and in the event of any such assignment or license, this Agreement shall remain binding upon Producer and inure to the benefit of any such assignee or licensee. TOP shall be relieved of its obligations hereunder if such assignment is to: (i) a so-called "major" or "mini-major" (as customarily understood in the motion picture industry) motion picture producer or distributor or to a U.S. free, basic cable or pay cable television network which assumes in writing all of TOP's obligations under this Agreement; (ii) a financially responsible party which assumes in writing all of TOP's obligations under this Agreement;
          (iii) an entity into which TOP merges or is consolidated; (iv) an entity which acquires all or substantially all of TOP's business and assets; or (v) any Related Entity; in which event Producer agrees to look only to such assignee for the fulfillment of all obligations under this Agreement. Upon any assignment by TOP, other than to a person or entity referred to in (i), (ii), (iii), (iv) or (v) preceding, TOP shall remain secondarily liable for its obligations under this Agreement.

      L.  Survival:
          --------

          All representations, warranties and indemnities contained herein or made by either party in connection herewith shall survive the execution, delivery, suspension, expiration and termination of this Agreement or any provision hereof.

      M.  Screenings:
          ----------

          Producer shall not, without TOP's prior written approval, authorize, permit or conduct any screenings of the Program including screenings for cast and crew.

                             - End of Schedule A -

                                   EXHIBIT I
                            (Additional Provisions)

The following Additional Provisions are hereby incorporated into the Agreement dated as of October 11, 1996 between American Artists Film Corp. ("Producer") and Turner Original Productions, Inc. ("TOP"), as though fully set forth therein. The Letter Agreement, Schedule A, this Exhibit I and all schedules and exhibits attached hereto and incorporated herein by this reference are hereinafter collectively referred to as the "Agreement". In the event of any conflict between the terms of the Letter Agreement, Schedule A and this Exhibit I, the terms of this Exhibit I shall control.

1.   Internet Rights.
     ---------------

     (a) In the event TOP, either through itself, a related entity or third party distributes and/or exploits the Program on the Internet via the World Wide Web (the "Internet"), Producer shall be entitled to receive forty percent (40%) of Internet Net Profits (as defined below) received by TOP from such exploitation. As used herein, the term "Internet Net Profits" shall mean gross receipts received by TOP from licensing, distribution, exploitation or other disposition of the Program via the Internet ("Internet Gross Profits"), less (as applicable) taxes, any third party fees or commissions payable to agents, representatives or distributors, marketing costs, distribution costs and expenses, bad debt, costs of Internet-related production activities, all residuals to be paid by TOP arising therefrom, if any, all of the foregoing as mutually agreed upon by TOP and Producer, and any and all other costs and expenses as may be mutually agreed upon between the parties. Notwithstanding anything to the contrary contained in the foregoing, no share of any advance or guarantee shall be included in Internet Gross Profits until it is fully earned and non-refundable, and all refunds given by TOP shall be deducted from Internet Gross Profits.

     (b) In the event TOP and its related entities are not interested in exploiting the Program via the Internet, TOP shall provide Producer written notice thereof. Thereafter, Producer, either through itself, a related entity or third party, shall have the right to exploit such rights. In such event, TOP shall be entitled to receive forty percent (40%) of Internet Net Profits received by Producer from the exploitation of the Program via the Internet. For purposes of this Paragraph 1(b), the definition of Internet Net Profits as stated above shall be revised as appropriate to take into account that Producer, not TOP, is distributing the Program via the Internet. In the event Producer exploits the Program via the Internet, Producer agrees that it shall work with TOP and its related entities to maximize cross-promotional opportunities for the Program as distributed via various media.

2.   Book Publishing Rights.
     ----------------------

     (a) In the event TOP, either through itself, a related entity or third party publishes and distributes hard cover and/or paperback book(s) based upon the Program ("Publishing Rights"), Producer shall be entitled to receive forty percent (40%) of Publishing Net Profits (as defined below) received by TOP from the exploitation of the Publishing Rights. As used herein, the term "Publishing Net Profits" shall mean gross receipts received by TOP from licensing, distribution, exploitation or other disposition of the Publishing Rights in the retail trade worldwide ("Publishing Gross Profits"), less (as applicable) taxes, shipping and handling, any third-party fees or commissions payable to agents, representatives or distributors, marketing costs, distribution costs and expenses, bad debt, all of the foregoing as mutually agreed upon by TOP and Producer, and any and all other costs and expenses as mutually agreed upon between the parties. Notwithstanding anything to the contrary in the foregoing, no share of any advance or guarantee shall be included in Publishing Gross Profits until it is fully earned and non-refundable, and all refunds given by TOP shall be deducted from Publishing Gross Profits.

     (b) In the event TOP and its related entities are not interested in exploiting the Publishing Rights, Producer, TOP shall provide Producer written notice thereof. Thereafter, Producer, either

                              Exhibit 1 - Page 1
               through itself, a related entity or a third party, shall have the right to exploit the Publishing Rights. In such event, TOP shall be entitled to receive forty percent (40%) of Publishing Net Profits received by Producer from the exploitation of the Publishing Rights. For purposes of this Paragraph 2(b), the definition of Publishing Net Profits stated above shall be revised as appropriate to take into account that Producer, not TOP, is exploiting the Publishing Rights. In the event Producer exploits the Publishing Rights, Producer agrees that it shall work with TOP and its related entities to maximize cross-promotional opportunities for the Program as distributed via various media.

                              Exhibit 1 - Page 2

                                  SCHEDULE B

                        (LIST OF CARIBBEAN TERRITORIES)


Anegada
Antigua
Bahamas
Barbados
Barbuda
British Virgin Islands
Cayman Islands
Cuba
Dominica
Dominican Republic
Grenada
Guadeloupe
Haiti
Jamaica
Martinique
Montserrat
Netherlands Antilles
     Aruba
     Bonaire
     Curacao
     Saba
St. Eustatius
St. Barthelemy
St. Christopher-Nevis-Anguilla
St. Croix
St. John
St. Kitts
St. Lucia
St. Maarten
St. Thomas
St. Vincent and the Grenadines
Surinam
Trinidad and Tobago
Turks and Caicos Islands
Windward Islands

                                  SCHEDULE C

                              (DELIVERY SCHEDULE)

This schedule is to be used for the program "Target Earth". Shot on beta-sp and mastered on tape (Digital Beta).

1. One (1) Digital Beta Broadcast Master (NTSC 525 line English language) of the Program, which contains main and end titles, credits and inserts (whichever is applicable). Audio shall be in stereo in the following configuration:

          Channel One    =  Full Mix-left
          Channel Two    =  Full Mix- right
          Channel Three  =  Music & Effects left
          Channel Four   =  Music & Effects right

2. One (1) Digital Beta International Master (NTSC 525 line English language) of the Program with time code referenced to the digital beta master as listed in item #1, which contains main and end titles, bumpers, credits and inserts (whichever is applicable).

          Channel One    =  Full Mix- Mono
          Channel Two    =  Narration, Host On-camera, and VO
          Channel Three  =  Music and Effects Only, filled, constant at mix level
          Channel Four   =  Production Sound & Dialogue (talking heads)

3. One (1) Digital Beta NTSC (525 line English language) textless International Master of the Program with time code referenced to the digital beta master as listed in item #1. Audio requirements must be in the same configuration as item #2, specifically

          Channel One    =  Full Mix- Mono
          Channel Two    =  Narration, Host On-Camera, and VO
          Channel Three  =  Music and Effects Only, filled, constant at mix level
          Channel Four   =  Production Sound and Dialogue

4. One (1) 3/4" and three (3) VHS NTSC (525 line English language) copies of each Program in the series manufactured from the digital beta master as listed in item #1. The 3/4" cassettes must have Visible Time Code, matching the D2 master listed in item #1.

5. One (1) 150mb Bernoulli disc, InFINit! compatible, containing all main and end titles and credits and, if they exist, all text insert titles in the program. Include a hard copy of what is on the disc.

6. All film and tape elements filmed, taped or licensed by Producer or on behalf of Producer in connection with the Program (including all such materials used in the Program and all outtakes) including, but not limited to, all graphic elements, clip reels, sub masters, time code burn-ins, reference tapes, field masters, camera rolls, original negatives, and camera and footage logs.

7. All pre-dubbing units and/ or pre-lay materials that were used to mix down to the final dub master, and fully notated track assignment sheets for all units. All units must be in perfect synchronization with the cut master (same time code).

8.   All original source music (on DAT audio or 1/4" high quality audio tape).

9. A fully executed composers agreement for all original music composed for the Program.

10. A log of total running time and segment lengths for the Program conforming in all respects to TOP's format.

11. One (1) copy of the music cue sheet in standard form to be filed by TOP showing the particulars of all music synchronized with the Program as follows: title, composer(s) (for words and music), composer(s)' social security number(s), publisher, composer(s) affiliations (ASCAP, BMI, or SESAC), how used (visual of background, instrumental, and/or vocal), and timings. If pre-existing master recordings are used in the soundtrack, include the name(s) of performer(s), if applicable and name(s) of record album(s) and cut(s) used. If music is in the public- domain, copies of applicable copyright reports evidencing public domain status.

12. Duplicate originals of (i) all synchronization and performance licenses issued in connection with non-original music embodied in the Program; (ii) all masters use licenses issued in connection with pre-existing master recordings; and (iii) all licenses bearing upon and pertaining to clip and other stock footage clearances.

13. A copy of a final action and dialogue continuity script of the Program as exists in the broadcast master in item # 1. This continuity must include all narration, as well as all dialogue in the clips.

14.  A statement of the proposed credits for the Program.

15. Copies of any and all other agreements and releases with third parties in connection with the Program affecting, bearing upon or pertaining to any rights acquired hereunder by TOP in the Program.

16. A log of all film clips, stock footage and still photographs contained in the Program identifying each clip and indicating the source, length, placement within the Program, rights obtained and license fee with respect to each clip or photograph.

The above delivery items are to be shipped at the Producers expense to:

Turner Original Productions, Inc.
1050 Techwood Drive
Atlanta, Georgia 30318
Attention:  George Puckhaber


* PLEASE NOTE:  TOP shall be solely responsible for conducting all trademark and other clearances of the title of the Program, and Producer shall have no obligation with respect thereto.

                                  SCHEDULE D

                          (LABORATORY ACCESS LETTER)

                                     Date:


Turner Original Productions, Inc.
1050 Techwood Drive, NW
Atlanta, Georgia  30318
Attn.:  George Puckhaber

  Re:  "Target Earth"

Gentlemen:

     We have been informed that you have acquired from American Artists Film Corp. ("Licensor") certain exclusive rights to distribution and exhibition of the documentary program entitled "Target Earth" ("Program").

     At the request of Licensor, and in consideration of Licensor entering into our agreement with Licensor, we are executing this Agreement relating to the Program for the benefit of you and Licensor.

     We represent to you that we now have, or may in the future have, in our possession and under our control at our laboratory located at the following material and properties relating to the Program including, but not limited to, those designated and set forth below:

(LIST ALL ELEMENTS HELD BY LAB)

     We agree that you and your duly authorized licensees, designees and assignees shall at all times have complete and unencumbered access to all of the foregoing materials and properties of the Program as well as all other materials and properties of the Program now or hereafter in our possession or under our control.

     Except upon your written request or pursuant to your written direction, we shall not allow any of such materials or properties to be removed from our laboratory, nor shall we edit or alter any of the materials or properties without your prior written consent. We agree to fill all your orders and those of your duly authorized licensees and designees for duplicate tapes or any picture or sound materials of any kind as well as for any other laboratory work pertaining to the Program at prices not higher than our then prevailing prices.

     We represent and agree that we do not and shall not assert against you or any of your licensees and designees any claim or lien, statutory or otherwise, against the Program or any of the materials or properties thereof which now or hereafter may be held by us by reason of any work, labor, service or material which we have performed or may perform or have furnished or may furnish to any party other than yourselves.

     We agree that the instructions, authorizations, directions, agreements and representations herein contained in favor of you and your licensees and designees are coupled with an interest on your part and may not be revoked, rescinded or modified without your written consent.

     We represent that the quality of the materials in our possession is suitable for broadcast quality color prints and videotapes.

                                   Very truly yours,


                                        (Laboratory)

                                   By:

     We hereby consent to and approve of the execution of the foregoing Agreement which is being executed at our request.

                                   American Artists Film Corp.

                                   By:

                                   Its:

                               CREDIT GUIDELINES

 .    MAIN/OPENING CREDITS -- With the exceptions of the show and talent credits
     TOP does not allow credits at the open of a program.

 .    PRODUCTION COMPANY SERVICES -- There may not be more than one screen credit afforded to outside vendors hired by the Producer. In the case of a production consultant employed by a consulting firm, TOP would prefer that the consultant rather than the firm be credited, but not both.

 .    PRODUCTION COMPANY LOGOS -- The Production Company is entitled one screen credit or logo. The Production Company credit or logo must be the last element in the closing credit unit.

 .    AUDIO OVER END CREDITS -- The audio provided over closing credits must lend itself to voice-over announcements which may be added live at the time of broadcast. This means the closing credits must be free of any voice-over and/or clashing musical lyrics which could not be faded down for network voice-over announcements.

 .    "ACKNOWLEDGMENT" OR "SPECIAL THANKS" -- These credits should be minimized and used only in the case of a significant contribution to the program. No such credits should be promised without the prior written approval of TOP.

 .    PROOFREADING -- Careful proofreading of the credits is vital-- misspellings and omissions are expensive, frustrating, annoying to correct, and may result in legal liability.

 .    CREDIT DISK -- One 150mb Bernoulli disc (InFINit! compatible). Include a hard copy of all main, insert (lower thirds), end titles and credits that are on the disc. This should be delivered with the master.

 .    COPYRIGHT  --  All copyright notices appear at the end of the program and shall read:

                   (C) 199X TURNER ORIGINAL PRODUCTIONS INC.
                             "ALL RIGHTS RESERVED"

 .    TOP CREDITS -- TOP may designate up to two individuals as executive producers, a senior producer, a supervising producer, and a production manager for Turner Original Productions.

 .    TIME LIMITATIONS-

     . Credits placed at the end of a program SIXTY (60) MINUTES IN LENGTH OR LESS.

               1. Exclusive of TOP and cast, credits placed at the end of the program may not exceed a maximum of forty five seconds (:45). Included in this category are credits required by collective bargaining agreements, discretionary credits and such consideration credits as prizes, transportation, wardrobe, etc.

               2. The maximum time allowance for all program credits, inclusive of TOP and cast credits, may not exceed sixty seconds (:60).

     . Credits placed at the end of a program LONGER THAN SIXTY (60) MINUTES BUT NOT MORE THAN TWO (2) HOURS IN LENGTH.

               1. Exclusive of TOP and cast, credits placed at the end of the program may not exceed a maximum of sixty seconds (:60). Included in this category are credits required by collective bargaining agreements, discretionary credits and such consideration credits as prizes, transportation, wardrobe, etc.

               2. The maximum time allowance for all program credits, inclusive of TOP and cast credits, may not exceed one minute and fifteen seconds (1:15).

 .    APPROVAL  --  All Program credits must be submitted to the TOP at least one week prior to incorporation into the program for written approval.

                                  SCHEDULE F


TOP SAMPLE ONE-HOUR FORMAT for: "Target Earth"

Bars and Tone                                                               1:00

Black                                                                        :10

Countdown to First Video/Audio                                               :10

SEGMENT                          CONTENT LENGTH                    BLACKS LENGTH

Segment One                        NOT LESS THAN 8:00 min.

--------------------------------------------------------------------------------
BREAK 1                                                                      :15
--------------------------------------------------------------------------------

Segment Two                        BETWEEN 6:00 - 8:00 min.

--------------------------------------------------------------------------------
BREAK 2                                                                      :15
--------------------------------------------------------------------------------

Segment Three                      BETWEEN 6:00 - 8:00 min.

--------------------------------------------------------------------------------
BREAK 3                                                                      :15
--------------------------------------------------------------------------------

Segment Four                       BETWEEN 6:00 - 8:00 min.

--------------------------------------------------------------------------------
BREAK 4                                                                      :15
--------------------------------------------------------------------------------

Segment Five                       BETWEEN 6:00 - 8:00 min.

--------------------------------------------------------------------------------
BREAK 5                                                                      :15
--------------------------------------------------------------------------------

SEGMENT SIX & CREDITS              NOT LESS THAN 2:30 min.

--------------------------------------------------------------------------------
TERMINAL BREAK                                                               :15
--------------------------------------------------------------------------------

ACTUAL RUN TIME
Required Run Time                  0:45:41**
Variance

 .  15 Second blacks for breaks

                                      F-1